Exhibit 99.1


        Cheniere LNG Marketing and Scottish Power's PPM Energy Enter Into
                     10-Yr. Gas Purchase and Sale Agreement


     HOUSTON--(BUSINESS WIRE)--April 6, 2006--Cheniere Energy, Inc. (AMEX:LNG) and PPM Energy, Inc., a subsidiary of Scottish Power PLC (NYSE:SPI)(LSE:SPW) announced today that Cheniere Energy's wholly-owned subsidiary, Cheniere LNG Marketing, Inc. (Cheniere LNG Marketing) has entered into a 10-year Gas Purchase and Sale Agreement with PPM. Upon completion of certain facilities, the agreement gives Cheniere LNG Marketing the ability to sell to PPM up to 600,000 MMBtus of natural gas per day at a Henry Hub related market index price, and calls for Cheniere to allocate to PPM a portion of the liquefied natural gas
(LNG) that it procures under certain long-term LNG supply agreements.
     Terry Hudgens, PPM's CEO, said, "PPM Energy is delighted to have been selected by Cheniere to purchase long term LNG supply into the U.S. Gulf Coast Market. PPM considers this an important strategic relationship that links its growing gas storage supply and marketing business to Cheniere's leading LNG terminal business. LNG will become a vital part of U.S. natural gas supply over the next several years and PPM will be well positioned to offer LNG along with domestic supply and storage services to its growing gas customer base."
     Cheniere LNG Marketing President, Keith Meyer said, "PPM has taken a proactive step in addressing North America's natural gas supply shortfall by helping to pull long-term LNG supply into North America. PPM's network of storage capacity and its natural gas marketing platform are assets that complement Cheniere's LNG receiving network and Cheniere LNG Marketing's LNG procurement business. We view this venture as a strategic relationship that will play off the strengths of both parties to our mutual benefit."

     PPM Energy, Inc.

     PPM Energy (www.ppmenergy.com) provides optimized energy solutions tailored to meet the needs of wholesale and large commercial and industrial customers. It offers expertise in all aspects of wholesale power and gas markets from generation and gas storage development to long-term energy supply to asset management services.
     PPM is a subsidiary of Scottish Power (www.scottishpower.com), an international energy company comprised of four continuing businesses, Energy Retail, Energy Wholesale and Energy Networks in the UK and PPM Energy in the U.S. It provides electricity generation, transmission, distribution, and supply services to electricity and natural gas customers.

     Cheniere Energy, Inc.

     Cheniere Energy is developing a platform of three, 100% owned LNG receiving terminal projects along the U.S. Gulf Coast. The three terminals will have an aggregate send-out capacity of 9.9 billion cubic feet of natural gas per day. Cheniere plans to leverage its terminal platform by pursuing related LNG business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal, is a partner in an LNG shipping venture, and engages in oil and gas exploration in the shallow waters of the U.S. Gulf of Mexico.
     Cheniere is based in Houston, Texas, with offices in Johnson Bayou, Louisiana, and Paris, France. Additional information about Cheniere may be found on the company's web site at www.cheniere.com.
     For additional information on the agreement, please refer to the Cheniere Energy, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission.
     This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.


     CONTACT: Cheniere Energy, Inc., Houston
              David Castaneda, 713-265-0202
              or
              PPM Energy, Inc.
              Jan Johnson, 503-796-7070